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                                                                    EXHIBIT 9




                                                                   July 31, 1997


The Travelers Life and Annuity Company
The Travelers Separate Account PF II for
   Variable Annuities
One Tower Square
Hartford, Connecticut 06183



Gentlemen:

       With reference to the Registration Statement on Form N-4 filed by The Travelers Life and Annuity Company and The Travelers Separate Account PF II for Variable Annuities with the Securities and Exchange Commission covering Variable Annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

       1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Connecticut.

       2. The Travelers Separate Account PF II for Variable Annuities is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

       3. The variable annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company and The Travelers Separate Account PF II for Variable Annuities.

       I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                        Very truly yours,


                                        /s/Katherine M. Sullivan
                                        General Counsel
                                        The Travelers Life and Annuity Company